CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment #716/718 to the Registration Statement on Form N-1A of Advisor Series Trust and to the use of our report dated February 29, 2016 on the financial statements and financial highlights of Capital Advisors Growth Fund, a series of shares of Advisor Series Trust.   Such financial statements and financial highlights appear in the 2015 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania
April 21, 2016